UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 12, 2005

Qwest Communications International Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Since June 30, 2005, Qwest Communications International, Inc. (“Qwest” or the “Company”) has issued unregistered shares of its common stock, as reported in this Current Report.

Since June 30, 2005, and as of September 15, 2005, the Company has issued approximately 18.6 million shares of its common stock that were not registered under the Securities Act of 1933, as amended, in reliance on an exemption pursuant to Section 3(a)(9) of that Act; such shares constitute 1% of the Company’s total issued and outstanding shares of common stock as reported on the Company’s Form 10-Q for the quarter ended June 30, 2005, filed on August 2, 2005.  These shares of common stock were issued in a number of separately and privately negotiated direct exchange transactions occurring on various dates since June 30, 2005 for approximately $81 million in face amount of debt issued by Qwest Capital Funding, Inc., a wholly owned subsidiary of Qwest, and guaranteed by Qwest, and $.6 million of accrued interest. The effective share price for the exchange transactions ranged from $4.03 per share to $4.86 per share (principal and accrued interest divided by the number of shares issued). The trading prices for our common stock at the time the exchange transactions were consummated range from $3.66 per share to $4.09 per share.  No underwriters or underwriting discounts or commissions were involved.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)   Mr. Vinod Khosla resigned from the Board of Directors of the Company effective September 12, 2005.

(d)   On September 12, 2005, the Board of Directors of the Company unanimously elected Mr. James A. Unruh, Principal of Alerion Capital Group LLC, as a director of the Company effective as of September 12, 2005.  The Company expects that Mr. Unruh will be appointed to the Compensation and Human Resources Committee of the Board of Directors.  There is no arrangement or understanding between Mr. Unruh and any other person pursuant to which he was selected as a director.

On September 14, 2005, the Board of Directors of the Company unanimously elected Mr. Wayne W. Murdy, Chairman and Chief Executive Officer of Newmont Mining Corporation, as a director of the Company effective as of September 14, 2005.  The Company expects that Mr. Murdy will be appointed to the Finance Committee of the Board of Directors.  There is no arrangement or understanding between Mr. Murdy and any other person pursuant to which he was selected as a director.  Since January 1, 2004, Newmont Mining Corporation and related entities have paid the Company or its subsidiaries approximately $305,000 for telecommunications and related services.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest Communications International Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: September 16, 2005	By:	/s/ Stephen E. Brilz
Name: Stephen E. Brilz
Title: Assistant Secretary